Exhibit 10.1

DEBT MODIFICATION AGREEMENT

THIS DEBT MODIFICATION AGREEMENT (this “Agreement”) is entered into as of April 24, 2023 (the “Effective Date”), by and between, Freight Technologies, Inc., a British Virgin Islands business company (the “Company”) and the purchaser on the signature page (the “Purchaser”), each a “Party” and collectively the “Parties”, upon the following premises:

WHEREAS, on January 3, 2023, the Company and the Purchaser entered into a Securities Purchase Agreement (the “Purchase Agreement,”), and all other documents entered into in conjunction therewith;

WHEREAS, all defined terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement;

WHEREAS, the Purchaser and the Company wish to modify the terms of the Note and the Purchase Agreement as contemplated by this Agreement; and

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

Section 1.1 Company Representation and Warranties.

Company hereby makes the following representations and warranties to each of the Purchasers:

(a) Authorization; Enforcement. It has the requisite corporate power and authority to enter into and to consummate this Agreement and the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on its part and no further action is required by it in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by it and, when delivered in accordance with the terms hereof, will constitute its valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the it’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which it is a party or by which any of its property or assets is bound or affected, or (iii) be subject to any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance under this Agreement, that could result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which it is subject (including federal and state securities laws and regulations), or by which any of its property or assets is bound or affected.

(c) Filings, Consents and Approvals. It is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any federal, state, local or other governmental authority or other Person, or any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by this Agreement.

ARTICLE II

Modification of Purchase Agreement

Section 2.1 Modification of the Purchase Agreement. Effective on the Effective Date, the Purchase Agreement shall be modified as follows:

(a) The following definition is deleted and replaced in its entirety as follows:

““Funding Amount” shall mean, in respect of any Investor, the amount identified as such on the signature page hereto executed by such Investor, and in the aggregate an amount equal to no greater than Nine Million Dollars ($9,000,000).”

(b) Section 2.1 and Section 2.2 are deleted in their entirety and replaced as follows:

“Section 2.1 Purchase and Sale of the Notes and the Warrants. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, (a) a convertible promissory note, in the form attached hereto as Exhibit A (each, a “Note” and together, the “Notes”), in the principal amount set forth on the signature page hereto executed by such Investor, which shall carry an original issue discount of nine percent (9%), or in the aggregate, up to $890,110 (the “OID”), to cover the Investors’ accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Notes, which is included in the principal balance of the Notes (each such amount, the “Principal Amount” of such Note, and all of the Principal Amounts together, the “Aggregate Principal Amount”), with the purchase price of the Notes be computed by subtracting the OID from the Principal Amount, and shall equal in the aggregate, up to nine million Dollars ($9,000,000) (the “Purchase Price”), and (b) a share purchase warrant, in the form attached hereto as Exhibit B (each, a “Warrant” and together, the “Warrants”), registered in the name of such Investor, pursuant to which the Investor shall have the right to acquire Ordinary Shares in the amount set forth on the signature page hereto executed by such Investor, in exchange for each Investor’s respective Funding Amount, as set forth on the signature page hereto executed by such Investor. Each Investor and the Company agree that for U.S. federal income tax purposes and applicable state, local and non-U.S. tax purposes, such Investor’s Funding Amount shall be allocable between their Note and their Warrant based on the relative fair market values thereof. No Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

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Section 2.2 Closing. The closing of the transactions contemplated by this Agreement (each, a “Closing”) shall occur in tranches (each, a “Tranche”), with the Closing of the first Tranche consisting of Notes with an aggregate Purchase Price of one million six hundred and fifty thousand Dollars ($1,650,000) and an aggregate Principal Amount (including OID) of one million eight hundred thirteen thousand one hundred eighty-seven Dollars ($1,813,187.00) (the “Initial Closing”). So long as no Event of Default has occurred under the Notes, the Closing of (i) the second Tranche, consisting of the aggregate Purchase Price of one million one hundred thousand Dollars ($1,100,000) and an aggregate Principal Amount (including OID) of one million two hundred eight thousand seven hundred ninety-one Dollars ($1,208,791.00), shall occur within sixty (60) Business Days of the Initial Closing; and (ii) the third Tranche, consisting of the aggregate Purchase Price of up to six million two hundred fifty thousand Dollars ($6,250,000) and an aggregate Principal Amount (including OID) of up to $6,868,132 shall occur no later than the fifth (5th) Business Day (i) upon satisfaction of the Equity Conditions (as defined in the Notes) and (ii) provided that the Ordinary Shares have a daily VWAP over $1.00 for 20 of the last 20 Trading Days (as defined in the Notes) prior to the Closing and the daily dollar trading volume of the Ordinary Shares shall have exceeded $500,000 for 20 of the last 30 Trading Days prior to the Closing (which conditions may be waived in the sole and absolute discretion of the Investors, and in such event such Tranche may funded in whole or in part in the sole discretion of the Investors). Notwithstanding the foregoing, the Investors shall have no obligation to fund the third Tranche if the Third Tranche Conditions (as defined in the Notes) have not been met by the date that is three (3) years from the date hereof.

The Closings with respect to each Tranche hereto, including payment for and delivery of the Notes and the Warrants, shall take place remotely via the exchange of documents and signatures, no later than one (1) Business Day following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”).”

(c) Exhibit A to the Purchase shall be replaced in its entirety by Exhibit A hereto.

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ARTICLE III

Modification of Note

Section 3.1 Modification of the Note. Effective on the Effective Date, the Company shall modify the Note and shall reissue an amended and restated note (the “Amended and Restated Note”) to the Purchaser in the form annexed hereto as Exhibit A.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances. Each Party shall, and shall cause its Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable laws to effectuate the purposes contemplated by this Agreement.

Section 4.2 Governing Law and Venue. This Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Parties: (i) agrees that any legal suit, action or proceeding arising out of or relating to Agreement and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the New York court in which such action or proceeding was commenced first declines jurisdiction. Each of the Parties further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon Party mailed by certified mail to the Party’s address will be deemed in every respect effective service of process upon that Party.

Section 4.3 Entire Agreement. Except as specifically contemplated by this Agreement, this Agreement represent the entire agreement among the Parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 4.4 Further Assurances. Each Party agrees that it shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 4.5 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 4.6 Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 4.7 Headings; Gender. The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 4.8 Counterparts; Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF, DocuSign or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first-above written.

PURCHASER:

FREIGHT OPPORTUNITIES LLC

By:

_______, _____________

THE COMPANY:

FREIGHT TECHNOLOGIES, INC.

By:

_______, _____________

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EXHIBIT A

AMENDED AND RESTATED NOTE

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